Exhibit 99.1

Incannex Healthcare Inc. Advances IHL-42X RePOSA Trial to Phase 3 Following FDA Protocol Clearance

Streamlined U.S.-only study design builds on Phase 2 momentum for IHL-42X in obstructive sleep apnea

NEW YORK and MELBOURNE, Australia – May 29, 2025 – Incannex Healthcare Inc. (Nasdaq: IXHL), a clinical-stage pharmaceutical company developing novel combination therapies, today announced that the Phase 3 component of the RePOSA clinical trial will proceed. The U.S. Food and Drug Administration (FDA) previously reviewed and authorized the protocol to proceed under the Company’s Investigational New Drug (IND) application. The study will evaluate the efficacy and safety of IHL-42X, Incannex’s lead asset for the treatment of obstructive sleep apnea (OSA)—a condition affecting an estimated one billion people globally with no approved oral pharmaceutical therapy.

With the FDA authorisation in place, Incannex will initiate Phase 3 immediately following the completion of Phase 2, leveraging a shared protocol and U.S. based infrastructure to maximise efficiency and speed.

“The progression of RePOSA into Phase 3 represents a major milestone for Incannex and our shareholders,” said Joel Latham, President and CEO of Incannex. “IHL-42X is a high-value asset targeting one of the most prevalent and under-treated conditions globally, OSA. With FDA clearance, a streamlined study design, and the drug product already manufactured, we are uniquely positioned to execute efficiently and deliver meaningful value. IHL-42X has the potential to become the first FDA-approved oral therapy for obstructive sleep apnea, and we believe it could transform the treatment paradigm for millions of patients across the globe.”

Strategic U.S.-Only Phase 3 Design to Drive Operational Efficiency

The decision to conduct Phase 3 exclusively in the United States follows an outstanding recruitment rate and site performance during the Phase 2 component of RePOSA. This strategy offers multiple benefits:

●	Single regulatory body (FDA), which reduces administrative complexity
●	Unified oversight by a consistent CRO and clinical operations team
●	Simplified logistics for trial drug distribution and monitoring
●	Continued use of Phase 2 infrastructure, including electronic data capture, safety systems, laboratory vendors, and central reading providers

Approximately 20 U.S. sites from Phase 2 are expected to roll over directly into Phase 3, with 10 new U.S. sites to be added following final Phase 2 data review. The CRO and all core vendors from Phase 2 will remain engaged, accelerating site onboarding and ensuring continuity of trial operations.

Study Design Highlights

RePOSA Phase 3 will be a randomized, placebo-controlled trial evaluating the safety and efficacy of IHL-42X over 12 months in patients with moderate-to-severe OSA. The study will also include a 3-month head-to-head comparison against the monotherapy components of IHL-42X — dronabinol and acetazolamide — to demonstrate the synergistic effect of the combination therapy.

●	Primary endpoint: Change in Apnea-Hypopnea Index (AHI), a key diagnostic measure of OSA
●	Secondary endpoints: Additional polysomnography metrics and patient-reported outcomes focused on sleep quality, daytime function, and overall wellbeing

“We’re building on strong foundations. The ability to carry forward much of the operational infrastructure from Phase 2 gives us a significant edge in both speed and cost,” said Joel Latham. “As we prepare to report Phase 2 top-line results in the coming weeks, we’re excited by the growing momentum around IHL-42X and the commercial conversations already underway. This is a high-impact opportunity, and we remain focused on delivering the strongest outcome possible for our shareholders.”

About IHL-42X

IHL-42X is designed to treat obstructive sleep apnea (“OSA”) by targeting its underlying pathophysiology. An oral fixed-dose combination of dronabinol and acetazolamide, IHL-42X is currently advancing through the RePOSA Phase 2/3 clinical trial, which is expected to enroll more than 560 patients at sites worldwide.

Designed to act synergistically, IHL-42X uniquely targets two physiological pathways associated with the intermittent hypoxia (“IH”) and hypercapnia that characterize OSA. In a prior Australian Phase 2 clinical trial, IHL-42X was shown to reduce the Apnea-Hypopnea Index (“AHI”) in all dosage strengths, with the lowest dose reducing AHI by an average of 51 percent relative to baseline. RePOSA, a global Phase 2/3 clinical trial is underway, evaluating IHL-42X in individuals with OSA who are either non-compliant, intolerant, or naïve to positive airway pressure devices, including CPAP, with the Phase 2 portion conducted in the United States. A topline readout from the U.S. Phase 2 portion is anticipated in July 2025.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation, and supported by streamlined operations. Incannex’s lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex’s programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: Incannex’s business strategy, future operations; Incannex’s ability to execute on its objectives, prospects, or plans, evaluations and judgments regarding Incannex’s research and development efforts, including any implications that the results of earlier clinical trials will be representative or consistent with later clinical trials or final results; the expected timing of enrollment for these trials and the availability of data or results of these trials, and the potential benefits, safety or of Incannex’s drug candidates; Incannex’s ability to raise sufficient capital from its at-the-market offering for the cancellation of the remaining Series A Warrants in the time periods permitted and required pursuant to the new letter agreements. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or Incannex’s future performance, and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Incannex’s business; Incannex’s ability to potentially improve its capital structure in the future. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the continued availability of financing; Incannex’s ability to raise capital to fund continuing operations and the cancellation of the remaining Series A Warrants, and to complete capital raising transactions and to potentially improve its capital structure, including under its at-the-market offering; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex’s development efforts, including Incannex’s ability to progress its drug candidates through clinical trials on the timelines expected; competition from other providers and products; that the market for its drug candidates may not grow at the rates anticipated or at all; Incannex’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex’s ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex’s industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law. Incannex’s reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 30, 2024, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex’s website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Contact Information

Jennifer Drew-Bear
Edison Group for Incannex
Jdrew-bear@edisongroup.com

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